UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

TECHPRECISION CORPORATION

(Name of Registrant as Specified in Its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN

WYNNEFIELD CAPITAL MANAGEMENT, LLC

WYNNEFIELD CAPITAL, INC.

NELSON OBUS

JOSHUA H. LANDES

ROBERT D. STRAUS

GENERAL VICTOR E. RENUART JR. (RETIRED)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Wynnefield Partners Small Cap Value, L.P. I and its affiliates (“Wynnefield”), and Robert D. Straus (together, with Wynnefield, the “Group”) have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the Group’s director nominees for election to the Board of Directors (the “Board”) of TechPrecision Corporation (the “Company”) at the Company’s upcoming 2024 Annual Meeting of Stockholders scheduled to be held on December 19, 2024.

Item 1: On the evening of November 29, 2024, the Group sent the following email to subscribers of www.rebuildTPCScredibility.com

Dear Rebuild TPCS Credibility website subscribers:

The large brokerage firm intermediary mailed the Wynnefield Proxy Statement, a letter to stockholders and BLUE voting instruction form to shareholders today.  For those shareholders that receive emails, please be on the lookout for your email later today / tonight.  At the very least it should be in your inbox tomorrow morning.  Make sure to check your SPAM folder if you don’t see it.

Please remember if you hold your shares in multiple accounts you will receive multiple packages / emails.   You should vote each and every BLUE form you receive whether by email or mail to ensure all of your shares are voted.

Please reach out to me if you have any questions.

Item 2: On December 2, 2024, the Group sent the following email to subscribers of www.rebuildTPCScredibility.com:

Dear Rebuild TPCS Credibility website subscribers:

The large brokerage firm intermediary mailed the Wynnefield Proxy Statement, a letter to stockholders and BLUE voting instruction form to shareholders on Friday. For those shareholders that receive emails, you should have received one on Friday night. Make sure to check your SPAM folder if you don’t see it. If you receive material by mail, expect to receive it by mid-week.

Many of you will receive both emails and physical mail of the proxy material. Please vote ALL BLUE Voting Instruction forms you receive. While you can vote for the Wynnefield nominees on the company’s White card too, we recommend you discard any White cards you receive.

Please remember if you hold your shares in multiple accounts you will receive multiple packages / emails. You should vote each and every BLUE form you receive whether by email or by mail to ensure all of your shares are voted.

Don’t forget to view the investor presentation that was posted to the website last week.

Please reach out to us if you have any questions.